Exhibit 99.1

Press Release Release Date: April 17, 2025

Uniti Nominates Harold Zeitz for Election to its Board of Directors

Jennifer Banner Recognized for Her 10 Years of Dedicated Service

LITTLE ROCK, Ark. – Uniti Group Inc. (“Uniti” or the “Company”) (Nasdaq: UNIT) today announced that its Board of Directors (the “Board”) has nominated Harold Zeitz for election to the Board as an independent director at the 2025 annual meeting of stockholders (the “Annual Meeting”). The Board also nominated current directors, Francis X. “Skip” Frantz (Chairman of the Board), Scott Bruce, Carmen Perez-Carlton, and Kenny Gunderman (President and CEO of Uniti) for re-election to the Board. The Company also announced that Jennifer Banner will not stand for re-election, and her current term as a director will end at the Annual Meeting following a decade of service. The Board acknowledges with gratitude Ms. Banner’s service on the Board and her contributions to Uniti and its management team.

Zeitz currently serves as CEO of Ziply Fiber, the leading fiber internet provider in the Pacific Northwest. He will bring to the Board over 30 years of experience in leading companies that deliver superior experiences to customers in the broadband, telecom, wireless, financial services, gaming and web services industries.

“We are delighted to announce the nomination of Harold to the Uniti Board at this exciting time for our company,” said Mr. Frantz, Chairman of the Board. “Harold is a highly respected leader with deep expertise in our industry. His strategic insights and experience will be invaluable as we continue to execute our strategy to create a national fiber powerhouse and drive long-term growth and value creation.”

“I am delighted to have the opportunity to join Uniti’s Board,” said Zeitz. “Uniti is at an exciting point in its journey, and I am looking forward to working with the Board and the management team to help drive its strategic goals forward, fulfill its enormous potential, and create long-term value for Uniti’s shareholders."

“We are very grateful for Jenny’s impactful and lasting service to Uniti,” added Frantz. “We have benefited greatly from her thoughtful counsel and leadership over the past ten years.”

ABOUT HAROLD ZEITZ

Harold Zeitz serves as Chief Executive Officer of Ziply Fiber. Prior to joining Ziply Fiber, Mr. Zeitz served as President and COO of Wave Broadband, a leading broadband data company in WA, OR and CA. He also served in executive and leadership roles at Classmates, IGT, RealNetworks, Sharebuilder, AT&T Wireless and McCaw Cellular. Mr. Zeitz holds a BA in Economics from Northwestern University and an MBA from the Stanford Graduate School of Business. He is a Board Trustee at Horizon House and a Board Member of Race Communications.

ABOUT UNITI

Uniti, an internally managed real estate investment trust, is engaged in the acquisition and construction of mission critical communications infrastructure, and is a leading provider of fiber and other wireless solutions for the communications industry. As of December 31, 2024, Uniti owns approximately 145,000 fiber route miles, 8.8 million fiber strand miles, and other communications real estate throughout the United States. Additional information about Uniti can be found on its website at www.uniti.com.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

The Company intends to file a proxy statement and proxy card (the “2025 Proxy Statement”) with the SEC in connection with the solicitation of proxies for the Annual Meeting. This communication is not intended to be, and is not, a substitute for the 2025 Proxy Statement or any other document that the Company may file with the SEC in connection with the Annual Meeting. The 2025 Proxy Statement will contain important information about the Company, the Annual Meeting, and related matters.

BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE 2025 PROXY STATEMENT AND ANY AMENDMENTS AND SUPPLEMENTS THERETO BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. These documents, including the definitive 2025 Proxy Statement (and any amendments or supplements thereto) and other documents filed by the Company with the SEC, are available for no charge at the SEC’s website at www.sec.gov and at the Company’s investor relations website at https://investor.uniti.com/financial-information/sec-filings.

PARTICIPANTS IN THE SOLICITATION

The Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from stockholders in respect of the Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company’s proxy statement for the 2024 Annual Meeting of stockholders, filed with the SEC on April 11, 2024 (the “2024 Proxy Statement”) and will be set forth in the 2025 Proxy Statement and accompanying solicitation materials. To the extent holdings of such participants in the Company’s securities have changed since the amounts described in the 2024 Proxy Statement, such changes have been reflected on Statements of Change in Ownership on Form 4 filed with the SEC (these documents may be obtained as indicated above).

INVESTOR AND MEDIA CONTACTS:

Paul Bullington, 251-662-1512

Senior Vice President, Chief Financial Officer & Treasurer

paul.bullington@uniti.com

Bill DiTullio, 501-850-0872

Senior Vice President, Investor Relations & Treasury

bill.ditullio@uniti.com

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